                                                                      Exhibit 21
                                                         Annual Report Form 10-K
                                                Commission File Number 000-22567


                               THE WMF GROUP, LTD
                                  SUBSIDIARIES

SUBSIDIARIES OF                                               STATE OF       PERCENT OF
THE WMF GROUP, LTD. (PARENT AND REGISTRANT)                INCORPORATION    VOTING POWER
-------------------------------------------                -------------    ------------
WMF Washington Mortgage Corp.                                 Delaware          100
     WMF/Huntoon, Paige Associates Limited                    Delaware          100
     The Robert C. Wilson Company                             Texas             100
         The Robert C. Wilson Company - Arizona               Arizona           100
     WMF Proctor, Ltd.(1)                                     Michigan          100
         Proctor & Associates of Western Michigan(1)          Michigan          100
WMF Carbon Mesa Advisors, Inc.                                Delaware          100
WMF CommQuote, Inc  (f/k/a WMF Capital Corp.)                 Delaware          100



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(1)  WMF Proctor, Ltd. and its subsidiary were merged into WMF Washington
Mortgage Corp. effective December 31, 1999.